Exhibit 11

                                 AUTOINFO, INC.

                        Calculation of Earnings Per Share


                                                     Three Months Ended
                                                         August 31,
                                                ---------------------------
                                                    1995            1994
                                                -----------     -----------

Primarily and Fully Diluted Earnings (Loss):
  Earnings (Loss) from Operations Applicable
  to Common Stock:
    From Continuing Operations                  $   131,081     $  (100,505)
   From Discontinued Operations                     (28,190)        538,940
    From Sale of Discontinued Operations            257,125            --
                                                -----------     -----------
    Net Income                                  $   360,016     $   438,435
                                                -----------     -----------

Shares:
  Weighted Average Number of Common Shares
   Outstanding                                    7,757,736       7,255,003
  Add Shares Issuable from Assumed Exercise
   of Options and Warrant                             6,304         227,993
                                                -----------     -----------

  Weighted Average Number of Common Shares
   as Adjusted                                    7,764,045       7,372,996
                                                -----------     -----------

Primary and Fully Diluted Earnings
  Per Common Share:
    From Continuing Operations                  $       .02     $      (.01)
    From Discontinued Operations                       --               .07
    From Sale of Discontinued Operations                .03            --
                                                -----------     -----------
    Net Income                                  $       .05     $       .06
                                                -----------     -----------

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